EXHIBIT 99

                       FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") dated as of January 11, 2002, by and among PREIT ASSOCIATES, L.P. (the "Borrower"), PENNSYLVANIA REAL ESTATE INVESTMENT TRUST (the "Parent"), each of the Guarantors party hereto, each of the financial institutions a party hereto as "Lenders", and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent (the "Agent").

         WHEREAS, the Borrower, the Parent, the Lenders and the Agent have entered into that certain Credit Agreement dated as of December 28, 2000 (as amended and in effect immediately prior to the date hereof, the "Credit Agreement"); and

         WHEREAS, the Borrower, the Parent, the Lenders party hereto and the Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Specific Amendment to Credit Agreement. The parties hereto agree that the Credit Agreement is amended as follows:

              (a) The Credit Agreement is amended by deleting Section 9.9(c) in its entirety and substituting in its place the following:

                  (c) Margin Stock. The Borrower and the Parent shall not, and shall not permit any Subsidiary, to use any part of the proceeds of any Loan or Letters of Credit to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock; provided, however, subject to the other terms and conditions of the Loan Documents, the Borrower may use proceeds of Loans to repurchase outstanding shares of the common stock of the Parent pursuant to a single customary share purchase program of the Parent so long as the aggregate amount of such proceeds does not exceed $20,000,000 during the term of this Agreement and the aggregate number of shares repurchased with proceeds of Loans does not exceed 1,500,000 shares (taking into account stock splits, share dividends and other similar events effecting the number of shares of stock held by a Person but not such Person's relative ownership position). Notwithstanding any other provision of this Agreement or any other Loan Document, no Loan shall be made and no Letter of Credit shall be issued if the Agent determines that making of such Loan or issuance of such Letter of Credit could reasonably be expected to result in a violation of such Regulation U.

Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Agent of each of the following, each in form and substance satisfactory to the Agent:

              (a) counterparts of this Amendment duly executed by the Borrower, the Parent and Lenders constituting the Requisite Lenders; and

              (b) such other documents, instruments and agreements as the Agent may reasonably request.

Section 3. Representations. The Parent and the Borrower each represents and warrants to the Agent and the Lenders that:

              (a) Authorization. The Parent and the Borrower each has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by the duly authorized officers of the Parent (on behalf of itself and as general partner of the Borrower) and each of this Amendment, and the Credit Agreement as amended by this Amendment, is a legal, valid and binding obligation of each of the Parent and the Borrower enforceable against each such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.

              (b) Compliance with Laws, etc. The execution and delivery of this
                  Amendment, and the performance of this Amendment, and the Credit Agreement as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to any Loan Party or any other Subsidiary; (ii) result in a breach of or constitute a default under the declaration of trust, certificate or articles of incorporation, bylaws, partnership agreement or other organizational documents of any Loan Party or any other Subsidiary, or any indenture, agreement or other instrument to which any Loan Party or any other Subsidiary is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party or any other Subsidiary other than in favor of the Agent for the benefit of the Lenders.

              (c) No Default. No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

Section 4. Reaffirmation of Representations. The Parent and the Borrower each hereby repeats and reaffirms all representations and warranties made by such Person to the Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 5. Reaffirmation of Guaranty by Guarantors. Each Guarantor hereby reaffirms its continuing obligations to the Agent and the Lenders under the Guaranty and agrees that the transactions contemplated by this Amendment shall not in any way affect the validity and enforceability of the Guaranty or reduce, impair or discharge the obligations of such Guarantor thereunder.

Section 6. Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

Section 7. Expenses. The Borrower shall reimburse the Agent upon demand for all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 8. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

Section 10. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

Section 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 12. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.


                            [Signatures on Next Page]


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         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be executed as of the date first above written.


                             BORROWER

                             PREIT ASSOCIATES, L.P.


                             By: Pennsylvania Real Estate Investment Trust,
                                   its general partner

                                   By: /s/ Bruce Goldman
                                       -----------------------------------------
                                       Name:  Bruce Goldman
                                       Title: Senior Vice President
                                              & General Counsel


                             PARENT

                             PENNSYLVANIA REAL ESTATE INVESTMENT TRUST


                             By:      /s/ George Rubin
                                      -----------------------------------------
                                      Name:        George F. Rubin
                                           ------------------------------------
                                      Title:       Trustee
                                           ------------------------------------










                       [Signatures Continued on Next Page]



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   [Signature Page to First Amendment to Credit Agreement dated as of January
11, 2002 with PREIT Associates, L.P.]


                       GUARANTORS

                 PR CHRISTIANA LLC
                      By: PREIT Associates, L.P., sole member PR NORTH
                 DARTMOUTH LLC
                      By: PREIT Associates, L.P., sole member PR 8000 NATIONAL
                 HIGHWAY, L.P.
                      By: PR 8000 National Highway LLC, sole
                           general partner
                                By: PREIT Associates, L.P., sole member
                 ROOSEVELT II ASSOCIATES, L.P.
                      By: PR Northeast LLC, sole general partner
                      By: PREIT Associates, L.P., sole member
                 PR FESTIVAL LIMITED PARTNERSHIP
                      By: PR Festival LLC, sole general partner
                      By: PREIT Associates, L.P., sole member
                 PR 8000 AIRPORT HIGHWAY, L.P.
                      By: PR 8000 Airport Highway LLC, sole general partner
                      By: PREIT Associates, L.P., sole member
                 PR INTERSTATE CONTAINER LLC
                      By: PREIT Associates, L.P., sole member
                 PR NORTHEAST LIMITED PARTNERSHIP
                      By: PR Northeast LLC, sole general partner
                      By: PREIT Associates, L.P., sole member

                                By: Pennsylvania Real Estate Investment
                                     Trust, sole general partner


                                               By: /s/ Bruce Goldman
                                                   ----------------------------
                                                   Name:  Bruce Goldman
                                                   Title: Senior Vice President
                                                          & General Counsel





                      [Signatures Continued on Next Page]


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   [Signature Page to First Amendment to Credit Agreement dated as of January
                     11, 2002 with PREIT Associates, L.P.]

                       JACKSONVILLE ASSOCIATES
                          By: PR South Blanding LLC, general partner
                          By: PREIT Associates L.P., sole member
                          By: Pennsylvania Real Estate Investment Trust,
                              sole general partner

                              By: /s/ Bruce Goldman
                                  ----------------------------------------------
                                  Name:  Bruce Goldman
                                         ---------------------------------------
                                  Title: Senior Vice President &
                                         ---------------------------------------
                                         General Counsel
                                         ---------------------------------------

                          By: PREIT Associates L.P., general partner
                          By: Pennsylvania Real Estate Investment Trust,
                              sole general partner

                              By: /s/ Bruce Goldman
                                  ----------------------------------------------
                                  Name:  Bruce Goldman
                                         ---------------------------------------
                                  Title: Senior Vice President &
                                         ---------------------------------------
                                         General Counsel
                                         ---------------------------------------


                       AGENT AND THE LENDERS

                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                         individually and as Agent


                          By:
                             --------------------------------------------------
                               Name:
                                    -------------------------------------------
                               Title:
                                     ------------------------------------------


                          U.S. BANK NATIONAL ASSOCIATION


                          By:      /s/ John M. Suhs
                             --------------------------------------------------
                               Name:        John M. Suhs
                                    -------------------------------------------
                               Title:       Vice President
                                     ------------------------------------------



                       [Signatures Continued on Next Page]


   [Signature Page to First Amendment to Credit Agreement dated as of January
                     11, 2002 with PREIT Associates, L.P.]


                       MANUFACTURERS & TRADERS TRUST COMPANY


                       By:
                          -----------------------------------------------------
                       Name:
                            ---------------------------------------------------
                       Title:
                             --------------------------------------------------
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                       FLEET NATIONAL BANK


                       By:      /s/ Kellie Anderson
                          --------------------------------------------------
                            Name:        Kellie Anderson
                                 -------------------------------------------
                            Title:       Vice President
                                  ------------------------------------------


                       FIRSTUST BANK


                       By:
                          --------------------------------------------------
                            Name:
                                 -------------------------------------------
                            Title:
                                  ------------------------------------------


                       SOVEREIGN BANK


                       By:
                          --------------------------------------------------
                            Name:
                                 -------------------------------------------
                            Title:
                                  ------------------------------------------


                       WILMINGTON TRUST COMPANY


                       By:      /s/ Greg A. Harton
                          --------------------------------------------------
                            Name:        Greg A. Harton
                                 -------------------------------------------
                            Title:       Vice President
                                  ------------------------------------------

                       [Signatures Continued on Next Page]



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   [Signature Page to First Amendment to Credit Agreement dated as of January
                     11, 2002 with PREIT Associates, L.P.]


                       COMMERCE BANK, N.A.


                       By:      /s/ Fred M. McConnell
                          ---------------------------------------------------
                       Name:        Fred M. McConnell
                            -------------------------------------------------
                       Title:       Senior Vice President
                             ------------------------------------------------